                           PROSPECTUS SUPPLEMENT No. 1
                        Filed Pursuant to Rule 424 (b)(3)
                     (To Prospectus dated October 26, 2001)
                           Registration No. 333-72302

                          -----------------------------

                             USA TECHNOLOGIES, INC.

                        48,023,998 shares of Common Stock

                          -----------------------------

         The third paragraph of the Selling Shareholders section of the Prospectus is deleted and shall be replaced with the following new paragraph:

         The number of shares that may be actually sold by the selling shareholder will be determined by the selling shareholder. The selling shareholders are under no obligation to sell all or any portion of the shares offered, nor are the selling shareholders obligated to sell such shares immediately under this Prospectus. Particular selling shareholders may not have a preset intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholder may sell all, some or none of the shares of common stock that the selling shareholder holds, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholder upon termination of the offering. Shares of common stock may be sold from time to time by the selling shareholders or by pledgees, donees, transferees or other successors in interest.

         The table entitled "2001-B Restricted Common Stock" appearing in the Selling Shareholders section of the Prospectus is hereby deleted and replaced in its entirety by the following new table. The new table reflects transfers of the shares subsequent to the date of the Prospectus.

                         2001-B RESTRICTED COMMON STOCK

                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
Alexandra Antoinette Ferland U.G.M.A                    134           0            *
Alex Consulting, Inc. (1)                           100,000           2,086,000    1.88
Michelle H. Alvanos                                   2,334           0            *
Michelle H. Alvanos                                   5,000           0            *
Wayne A. Anderson                                    16,667           0            *
Charles W. Apple                                     30,000           0            *
Barry Arndt                                             167           0            *
John P. Ayers                                        40,000           0            *
Colleen Ayers                                         3,000           0            *
Daniel C. Ayers                                       1,334           0            *
Michael Bachich                                     225,000           0            *
John R. Bachich                                     100,000           0            *
Virginia S. Baltzell                                  3,334           0            *
Charles M. Barclay                                   15,000           0            *
Gunter J. Beyer(2)                                   16,667           60,834       *
David C. Blackburn                                   50,000           0            *
Joseph J. Bolitsky                                  106,667           0            *
Gary Bourassa                                         6,667           0            *
E. Douglas Brittain                                  13,334           0            *
Vernon Brittain                                      11,667           0            *
Vincent J. Calvarese                                  6,667           0            *
Ronald J. Cammarota                                   6,667           0            *
Jerrold Carl                                         50,000           0            *
Julie Carlson                                       132,000           0            *
Gordon S. Clausen                                    10,000           0            *
Diane Cloutier                                       15,000           0            *
Marc A. Cohen                                        70,000           0            *
Gino F. Colombo                                      16,667           0            *
Gino F. Colombo                                       6,667           0            *
Columbia Marketing Ltd                              100,000           0            *
Gerard W. Cooney                                     15,000           0            *
Johanna Craven                                        4,167           0            *
William R. Crothers                                   5,000           0            *
Clifton B. Currin                                    33,334           0            *
William K. Curtis                                    66,667           0            *
David S. D'Angelo                                    43,334           0            *
Hrubala Associates, A Partnership                    16,667           0            *
Sofia R. Din                                         20,000           0            *
Leo J. Dolan                                         13,334           0            *
Robert F. Dress                                      18,334           0            *
Howard P. Effron                                     25,000           0            *
Elliot Raymond Ferland U.G.M.A                          134           0            *
Solomon Ellner                                       13,334           0            *
Anthony J. Fanelli                                   30,000           0            *
Kathleen Ferland                                      1,667           0            *
John S. Foster                                       26,667           0            *
Robert R. Frey                                        5,125           0            *
Margaret R. Geddis                                    3,334           0            *
Ronald C. Gibson                                     13,334           0            *
Charlotte Given(3)                                   30,000           80,000       *
Harriet Glickstein                                   30,000           0            *
Julius Golden                                        10,000           0            *
William M. Goldstein                                 20,000           0            *
Peter Grahm                                          58,334           0            *
Robert Gray                                          30,000           0            *
Dian Griesel(4)                                      46,667           93,334       *
Bruce H. Hale                                        11,667           0            *
Bill Halstenrud                                      15,000           0            *
Nancy Hansen                                         10,000           0            *
Devin Hansen                                         15,000           0            *
Nancy Hansen                                        187,334           0            *
Nancy Hansen                                         13,334           0            *
Cong. Sharit Hapleta                                175,000           0            *
William F. Harrity, Jr.                              63,334           0            *
Robert P. Hauptfuhrer Family Partnership             20,000           0            *
Jack M. Heald                                        11,667           0            *
Andrew B. Hebenstreit                                23,334           0            *
Ann Hebenstreit                                      10,000           0            *


                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
Adele H. Hepburn(5)                                  333,334           1,958,866    1.76
Stephen P. Herbert(6)                                 56,410           934,974      *
Janet J. Hewes                                        15,000           0            *
AHP Holdings, LP                                      93,334           0            *
Michelle R. Hollenshead                                4,167           0            *
David W. Hubbert                                      10,000           0            *
Nicholas Hudson                                       11,667           0            *
Mark J. Hudson                                        15,000           0            *
Gordon F. Hudson                                      15,000           0            *
Christine F. Hughes                                    5,834           0            *
Hull Overseas, Ltd                                    85,000           0            *
Steve Illes                                          100,000           0            *
Steve & Elizabeth Illes                            1,000,000           0            *
Robert B. Jacoby                                       6,667           0            *
Jacquelline Rugart                                     5,000           0            *
George R. Jensen, Jr.(7)                              56,410           1,185,256    1.07
William Robert Johnston                               50,000           0            *
Donald R. Jones, Sr.                                  16,667           0            *
Thomas A. Katchur                                    100,000           0            *
Michael Katchur                                       15,000           0            *
Kaufman & Associates       (8)                        90,000           100,000      *
Kellie Nicole Padrick Trust                           16,667           0            *
George H. Kilmarx                                     13,334           0            *
Harriette D. Klann                                     6,667           0            *
Shirley K. Knerr                                      15,000           0            *
Phillip S. Krombolz                                   33,334           0            *
Sara Labrum                                              167           0            *
Kate Labrum                                              167           0            *
Joe Labrum                                               167           0            *
Aaron Lehmann                                         13,334           0            *
Shelley Leroux                                        20,000           0            *
Warren D. Lewis                                       11,667           0            *
H. Mather Lippincott                                   1,667           0            *
Douglas M. Lurio(9)                                   50,000           328,713      *
Cornerstone Public Relations Group Inc.(10)            3,750           7,500        *
James P. MacCain                                      23,334           0            *
Robin H. Marchand                                     11,667           0            *
Aimee Marchand                                         2,500           0            *
Mariel Marchand                                        2,500           0            *
Kathleen J. Mason                                    153,334           0            *
G. Diehl Mateer, Jr.                                  11,667           0            *
Matthew Michael McDonough U.G.M.A                        134           0            *
Charles A. Mayer                                      13,334           0            *
Thomas E. McCarty(11)                                 33,334           239,168      *
Robert G. McGarrah(12)                                50,000           256,000      *
Peter J. McGuire                                     160,000           0            *
James F. Merriman                                     20,000           0            *
Michael W. Miles                                      20,000           0            *
Harley Miller                                         13,334           0            *
Barbara Howard Miller                                 18,334           0            *
George W. Moffitt, Jr.                                45,000           0            *
Kenneth G. Molta                                       6,667           0            *
Robert H. Montgomery                                  13,334           0            *
Louis J. Muth                                         11,667           0            *
Elizabeth L. Nelson                                   50,000           0            *
Jeffrey M. Newhuis                                    53,334           0            *
Gregg J. Newhuis                                     293,334           0            *
Paul Nordin                                            6,667           0            *
George O'Connell                                     160,000           0            *
Susan Odell                                           23,334           0            *
Eric Pagh                                             15,000           0            *


                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
Michael A. Parker                                     13,334           0            *
Neil L. Parker                                        10,000           0            *
Mattie A. Perry                                        8,334           0            *
Larry R. Perry                                         4,167           0            *
Richard D. Perry                                       4,167           0            *
Douglas A. Perry                                       4,167           0            *
Helen Petlowany                                        3,334           0            *
Roy T. Pirhala                                         6,667           0            *
Randy J. Post                                          3,334           0            *
Robert H. Potts                                       11,667           0            *
Barbara L. Prescott                                    2,500           0            *
Charles W. Proctor III                                 1,667           0            *
Jeanne S. Quist                                       13,334           0            *
Paul Rafferty                                         33,334           0            *
Paul J. Rafferty                                      30,000           0            *
Rosamond P. Rankin                                     3,334           0            *
William Recktenwald                                   40,000           0            *
Harry Renner IV                                       67,500           0            *
John B. Rettew III                                    16,667           0            *
George B. Richardson                                  41,667           0            *
Robert Turner Rugart U.G.M.A                           5,000           0            *
Gardiner Rogers                                       10,000           0            *
Robert Roggio                                          6,667           0            *
Wachovia Securities Inc John E Hamilton IRA           16,667           0            *
Peter S. Ruben                                        30,000           0            *
Karl F. Rugart                                        15,000           0            *
John S. Rupp                                          12,500           0            *
Charles Schwab & Co FBO Peter A Sands, IRA            13,334           0            *
William F. Schoenhut, Jr.                             13,334           0            *
Richard Schonwald                                    250,000           0            *
Mary L. Scranton                                      11,667           0            *
Ben Sides                                              3,334           0            *
Robert G. Singer                                      13,334           0            *
Joseph Singer                                         13,334           0            *
Leslie Singer                                         11,667           0            *
Steven W. Smith                                       15,000           0            *
Richard O. Smith                                      10,000           0            *
Steven W. Smith SSB as IRA Custodian                  30,000           0            *
Daniel E. Spealman                                    46,667           0            *
BB Securities Co FBO Daniel E Spealman IRA            29,167           0            *
Michael Steir                                         28,334           0            *
Homer N. Stewart                                      10,000           0            *
Priscilla Stitt                                        2,000           0            *
Edward B. Stokes                                      10,000           0            *
Marcus B. Stringfellow                                40,000           0            *
Clark D. Stull, Jr. JTWROS                            15,834           0            *
Jean Turner                                            3,334           0            *
William L. Van Alen, Jr.(10)                          13,334           223,753      *
Virtual Concepts Corp. (13)                          120,000           225,000      *
Lois M. Wagner                                         7,500           0            *
Robert E. Wagner                                      27,857           0            *
C. Anthony Wainright                                  15,000           0            *
John Weckerling                                       26,667           0            *
Henry W. Wessells III                                  1,667           0            *
Delta Western Company                                150,000           0            *
Arthur L. Wheeler                                     33,334           0            *
Arthur A. Wiener                                       2,017           0            *
J. Edward Willard                                     26,667           0            *
William W. Sellers Rev Trust(14)                      26,667           966,576      *
Margaret S. Williams                                  34,334           0            *
Robert H. Williams DDS Prof. Sharing Plan             50,000           0            *
Donald J. Zelenka                                     90,000           0            *
Ruth Zweigbaum                                         7,084           0            *
                                                   ---------

                                    TOTAL          7,395,439
                                                   =========

----------------
*Less than one percent(1%)

(1)   Alex Consulting, Inc. is a financial consultant to the Company.
(2)   Mr. Beyer is a public relations consultant to the Company.
(3)   Ms. Given is a public relations consultant to the Company.
(4)   Ms. Griesel was a public relations consultant to the Company.
(5)   Ms. Hepburn is Director of Public Relations of the Company.
(6)   Mr. Herbert is President of the Company.
(7)   Mr. Jensen is Chairman and Chief Executive Officer of the Company.
(8)   Kaufmann & Associates is a consultant to the Company.
(9) Mr. Lurio is a Director of the Company and his law firm, Lurio & Associates, P.C. is general counsel to the Company.
(10) Mr. Van Alen is a Director of the Company and the owner of Cornerstone Public Relations Group.
(11)  Mr. McCarty is a consultant to the Company.
(12)  Mr. McGarrah is a consultant to the Company.
(13)  Virtual Concepts is consultant to the Company.
(14)  William Sellers is a Director of the Company.

         The table entitled "2001-B Common Stock Purchase Warrants" appearing in the Selling Shareholders section of the Prospectus is hereby deleted and replaced in its entirety by the following two new tables. The table for the 2001-B-1 Common Stock Purchase Warrants reflects transfers of the warrants or underlying shares subsequent to the date of the Prospectus as well as unexercised warrants that were canceled. The table for the 2001-B-2 Common Stock Purchase Warrants reflects transfers of the warrants or the underlying shares occurring subsequent to the date of the Prospectus.

                     2001-B-1 COMMON STOCK PURCHASE WARRANTS

                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
ALEXANDRA ANTOINETTE FERLAND U.G.M.A.                    134           0             *
ALEX CONSULTING, INC. (1)                            210,000           1,976,000     1.78
BARRY ARNDT                                              167           0             *
JOHN P. AYERS                                         40,000           0             *
COLLEEN AYERS                                          3,000           0             *
DANIEL C. AYERS                                        1,334           0             *
MICHAEL BACHICH                                      225,000           0             *
JOHN R. BACHICH                                      100,000           0             *
VIRGINIA S. BALTZELL                                   3,334           0             *
GUNTER J. BEYER(2)                                    16,667           60,834        *
GARY BOURASSA                                          6,667           0             *
VERNON BRITTAIN                                       11,667           0             *
RONALD J. CAMMAROTA                                    6,667           0             *
GORDON S. CLAUSEN                                     10,000           0             *
DIANE CLOUTIER                                        15,000           0             *
GINO F. COLOMBO                                       16,667           0             *
COLUMBIA MARKETING LTD                               100,000           0             *
GERARD W. COONEY                                      15,000           0             *
HOWARD P. EFFRON                                      25,000           0             *
ELLIOT RAYMOND FERLAND U.G.M.A.                          134           0             *
SOLOMON ELLNER                                        13,334           0             *
KATHLEEN FERLAND                                       1,667           0             *
CHARLOTTE GIVEN(3)                                    10,000           100,000       *
PETER GRAHM                                           58,334           0             *
ROBERT GRAY                                           30,000           0             *
DIAN GRIESEL(4)                                       46,667           93,334        *
BRUCE H. HALE                                         11,667           0             *
BILL HALSTENRUD                                       15,000           0             *
DEVIN HANSEN                                          15,000           0             *
STEPHEN P. HERBERT(5)                                 56,410           934,974       *
JANET J. HEWES                                        15,000           0             *
IW MILLER GROUP(6)                                    60,000           237,500       *
JACQUELLINE RUGART                                     5,000           0             *
GEORGE R. JENSEN, JR.(7)                              56,410           1,185,256     1.07
DONALD R. JONES, SR.                                  16,667           0             *
KAUFMANN & ASSOCIATES(8)                              40,000           150,000       *
ROBERT G. PADRICK, TRUSTEE                            16,667           0             *
SARA LABRUM                                              167           0             *
KATE LABRUM                                              167           0             *
JOE LABRUM                                               167           0             *
AARON LEHMANN                                         13,334           0             *
SHELLEY LEROUX                                        20,000           0             *
DOUGLAS M. LURIO(9)                                   50,000           378,713       *
CORNERSTONE PUBLIC RELATIONS GROUP INC.(10)            3,750           7,500         *
G. DIEHL MATEER JR.                                   11,667           0             *
MATTHEW MICHAEL MCDONOUGH U.G.M.A.                       134           0             *
THOMAS E. MCCARTY(11)                                 33,334           239,168       *
ROBERT G. MCGARRAH(12)                                50,000           256,000       *
MICHAEL W. MILES                                      20,000           0             *
BARBARA HOWARD MILLER                                 18,334           0             *
LOUIS J. MUTH                                         11,667           0             *
JEFFREY M. NEWHUIS                                    39,334           0             *
GREGG J. NEWHUIS                                     233,334           0             *


                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
HELEN PETLOWANY                                        3,334           0            *
RANDY J. POST                                          3,334           0            *
CHARLES W. PROCTOR III                                 1,667           0            *
JEANNE S. QUIST                                       13,334           0            *
ROSAMOND P. RANKIN                                     3,334           0            *
ROBERT TURNER RUGART                                   5,000           0            *
ROBERT ROGGIO                                          6,667           0            *
JOHN E HAMILTON ROTH IRA                              16,667           0            *
PETER S. RUBEN                                        30,000           0            *
CHARLES SCHWAB & CO FBO PETER A. SANDS, IRA           13,334           0            *
RICHARD SCHONWALD                                     10,000           0            *
BEN SIDES                                              3,334           0            *
ROBERT G. SINGER                                      13,334           0            *
JOSEPH SINGER                                         13,334           0            *
LESLIE SINGER                                         11,667           0            *
STEVEN W. SMITH                                       15,000           0            *
RICHARD O. SMITH                                      10,000           0            *
STEVEN W. SMITH SSB AS IRA CUSTODIAN                  30,000           0            *
CLARK D. STULL JR JTWROS                              15,834           0            *
S.W. RYAN & CO.                                       26,667           0            *
JEAN TURNER                                            3,334           0            *
VIRTUAL CONCEPTS CORP.(13)                            50,000           295,000      *
LOIS M. WAGNER                                         7,500           0            *
C. ANTHONY WAINWRIGHT                                  5,000           0            *
ARTHUR A. WIENER                                       2,017           0            *
                                                  ----------

                                    TOTAL          2,093,342
                                                  ==========

-----------------
* Less than one percent (1%)

(1)  Alex Consulting, Inc. is a financial consultant to the Company.
(2)  Mr. Beyer is a public relations consultant to the Company.
(3)  Ms. Given is a public relations consultant to the Company.
(4)  Ms. Griesel was a public relations consultant to the Company.
(5)  Mr. Herbert is President of the Company.
(6)  I.W. Miller Group is a public relations consultant to the Company.
(7)  Mr. Jensen is Chief Executive Officer and Chairman of the Company.
(8)  Kaufmann & Associates is a business consultant to the Company.
(9) Mr. Lurio is a Director of the Company and his law firm, Lurio & Associates, P.C., is general counsel to the Company.
(10) Cornerstone Public Relations is owned by William Van Alen, a Director of the Company.
(11) Mr. McCarty is a consultant to the Company.
(12) Mr. McGarrah is a consultant to the Company.
(13) Virtual Concepts is a consultant to the Company.

                     2001-B-2 COMMON STOCK PURCHASE WARRANTS

                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
ALEXANDRA ANTOINETTE FERLAND U.G.M.A.                     134          0            *
ALEX CONSULTING, INC. (1)                             185,000          2,001,000    1.80
MICHELLE H. ALVANOS                                     2,334          0            *
MICHELLE H. ALVANOS                                     5,000          0            *
WAYNE A. ANDERSON                                      16,667          0            *
CHARLES W. APPLE                                       30,000          0            *
BARRY ARNDT                                               167          0            *
JOHN P. AYERS                                          40,000          0            *
COLLEEN AYERS                                           3,000          0            *
DANIEL C. AYERS                                         1,334          0            *
MICHAEL BACHICH                                       225,000          0            *
JOHN R. BACHICH                                       100,000          0            *
VIRGINIA S. BALTZELL                                    3,334          0            *
CHARLES M. BARCLAY                                     15,000          0            *
GUNTER J. BEYER (2)                                    16,667          60,834       *
DAVID C. BLACKBURN                                     50,000          0            *
JOSEPH J. BOLITSKY                                    106,667          0            *
GARY BOURASSA                                           6,667          0            *
E. DOUGLAS BRITTAIN                                    13,334          0            *
VERNON BRITTAIN                                        11,667          0            *
VINCENT J. CALVARESE                                    6,667          0            *
RONALD J. CAMMAROTA                                     6,667          0            *
JERROLD CARL                                           50,000          0            *
JULIE CARLSON                                         132,000          0            *
GORDON S. CLAUSEN                                      10,000          0            *
DIANE CLOUTIER                                         15,000          0            *
MARC A. COHEN                                          70,000          0            *
GINO F. COLOMBO                                        16,667          0            *
GINO F. COLOMBO                                         6,667          0            *
COLUMBIA MARKETING LTD                                100,000          0            *
GERARD W. COONEY                                       15,000          0            *
JOHANNA CRAVEN                                          4,167          0            *
WILLIAM R. CROTHERS                                     5,000          0            *
CLIFTON B. CURRIN                                      33,334          0            *
WILLIAM K. CURTIS                                      66,667          0            *
DAVID S. D'ANGELO                                      43,334          0            *
HRUBALA ASSOCIATES                                     16,667          0            *
LEO J. DOLAN                                           13,334          0            *
ROBERT F. DRESS                                        18,334          0            *
HOWARD P. EFFRON                                       25,000          0            *
ELLIOT RAYMOND FERLAND U.G.M.A.                           134          0            *
SOLOMON ELLNER                                         13,334          0            *
ANTHONY J. FANELLI                                     30,000          0            *
KATHLEEN FERLAND                                        1,667          0            *
JOHN S. FOSTER                                         26,667          0            *
ROBERT R. FREY                                          5,125          0            *
MARGARET R. GEDDIS                                      3,334          0            *
RONALD C. GIBSON                                       13,334          0            *
CHARLOTTE GIVEN(3)                                     30,000          80,000       *
HARRIET GLICKSTEIN                                     30,000          0            *
JULIUS GOLDEN                                          10,000          0            *
WILLIAM M. GOLDSTEIN                                   20,000          0            *
PETER GRAHM                                            58,334          0            *
ROBERT GRAY                                            30,000          0            *
DIAN GRIESEL(4)                                        46,667          93,334       *
BRUCE H. HALE                                          11,667          0            *
BILL HALSTENRUD                                        15,000          0            *
NANCY HANSEN                                           10,000          0            *


                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
DEVIN HANSEN                                           15,000          0            *
NANCY HANSEN                                          187,334          0            *
NANCY HANSEN                                           13,334          0            *
CONG. SHARIT HAPLETA                                  175,000          0            *
WILLIAM F. HARRITY JR.                                 63,334          0            *
ROBERT P. HAUPTFUHRER FAMILY PARTNERSHIP               20,000          0            *
JACK M. HEALD                                          11,667          0            *
ANDREW B. HEBENSTREIT                                  23,334          0            *
ANN HEBENSTREIT                                        10,000          0            *
ADELE H. HEPBURN(5)                                   333,334          1,958,866    1.76
STEPHEN P. HERBERT(6)                                  56,410          934,974      *
JANET J. HEWES                                         15,000          0            *
AHP HOLDINGS, LP                                       93,334          0            *
MICHELLE R. HOLLENSHEAD                                 4,167          0            *
DAVID W. HUBBERT                                       10,000          0            *
NICHOLAS HUDSON                                        11,667          0            *
MARK J. HUDSON                                         15,000          0            *
GORDON F. HUDSON                                       15,000          0            *
CHRISTINE F. HUGHES                                     5,834          0            *
HULL OVERSEAS, LTD                                     85,000          0            *
STEVE ILLES                                           100,000          0            *
STEVE ILLES                                         1,000,000          0            *
INTEGRATED CAPITAL(7)                                 100,000          150,000      *
IW MILLER GROUP(8)                                     50,000          247,500      *
ROBERT B. JACOBY                                        6,667          0            *
JACQUELLINE RUGART                                      5,000          0            *
GEORGE R. JENSEN, JR.(9)                               56,410          1,185,256    1.07
WILLIAM ROBERT JOHNSTON                                50,000          0            *
DONALD R. JONES, SR.                                   16,667          0            *
THOMAS A. KATCHUR                                     100,000          0            *
MICHAEL KATCHUR                                        15,000          0            *
KAUFMANN & ASSOCIATES(10)                              40,000          150,000      *
ROBERT G. PADRICK, TRUSTEE                             16,667          0            *
GEORGE H. KILMARX                                      13,334          0            *
HARRIETTE D. KLANN                                      6,667          0            *
SHIRLEY K. KNERR                                       15,000          0            *
PHILLIP S. KROMBOLZ                                    33,334          0            *
SARA LABRUM                                               167          0            *
KATE LABRUM                                               167          0            *
JOE LABRUM                                                167          0            *
AARON LEHMANN                                          13,334          0            *
SHELLEY LEROUX                                         20,000          0            *
WARREN D. LEWIS                                        11,667          0            *
H. MATHER LIPPINCOTT                                    1,667          0            *
DOUGLAS M. LURIO(11)                                   50,000          378,713      *
CORNERSTONE PUBLIC RELATIONS GROUP INC.(12)             3,750          7,500        *
JAMES P. MACCAIN                                       23,334          0            *
ROBIN H. MARCHAND                                      11,667          0            *
AIMEE MARCHAND                                          2,500          0            *
MARIEL MARCHAND                                         2,500          0            *
KATHLEEN J. MASON                                     153,334          0            *
G. DIEHL MATEER JR.                                    11,667          0            *
MATTHEW MICHAEL MCDONOUGH U.G.M.A.                        134          0            *
CHARLES A. MAYER                                       13,334          0            *
THOMAS E. MCCARTY(13)                                  33,334          239,168      *
ROBERT G. MCGARRAH(14)                                 50,000          256,000      *
PETER J. MCGUIRE                                      160,000          0            *


                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
JAMES F. MERRIMAN                                     20,000           0            *
MICHAEL W. MILES                                      20,000           0            *
HARLEY MILLER                                         13,334           0            *
BARBARA HOWARD MILLER                                 18,334           0            *
GEORGE W. MOFFITT JR.                                 45,000           0            *
KENNETH G. MOLTA                                       6,667           0            *
ROBERT H. MONTGOMERY                                  13,334           0            *
LOUIS J. MUTH                                         11,667           0            *
ELIZABETH L. NELSON                                   50,000           0            *
JEFFREY M. NEWHUIS                                    53,334           0            *
GREGG J. NEWHUIS                                     293,334           0            *
PAUL NORDIN                                            6,667           0            *
GEORGE O'CONNELL                                     160,000           0            *
SUSAN ODELL                                           23,334           0            *
ERIC PAGH                                             15,000           0            *
MICHAEL A. PARKER                                     13,334           0            *
NEIL L. PARKER                                        10,000           0            *
MATTIE A. PERRY                                        8,334           0            *
LARRY R. PERRY                                         4,167           0            *
RICHARD D. PERRY                                       4,167           0            *
DOUGLAS A. PERRY                                       4,167           0            *
HELEN PETLOWANY                                        3,334           0            *
ROY T. PIRHALA                                         6,667           0            *
RANDY J. POST                                          3,334           0            *
ROBERT H. POTTS                                       11,667           0            *
BARBARA L. PRESCOTT                                    2,500           0            *
CHARLES W. PROCTOR III                                 1,667           0            *
JEANNE S. QUIST                                       13,334           0            *
PAUL RAFFERTY                                         33,334           0            *
PAUL J. RAFFERTY                                      30,000           0            *
ROSAMOND P. RANKIN                                     3,334           0            *
WILLIAM RECKTENWALD                                   40,000           0            *
HARRY RENNER IV                                       67,500           0            *
JOHN B. RETTEW III                                    16,667           0            *
GEORGE B. RICHARDSON                                  41,667           0            *
ROBERT TURNER RUGART                                   5,000           0            *
GARDINER ROGERS                                       10,000           0            *
ROBERT ROGGIO                                          6,667           0            *
JOHN E HAMILTON ROTH IRA                              16,667           0            *
PETER S. RUBEN                                        30,000           0            *
KARL F. RUGART                                        15,000           0            *
JOHN S. RUPP                                          12,500           0            *
CHARLES SCHWAB & CO FBO PETER SANDS, IRA              13,334           0            *
WILLIAM F. SCHOENHUT JR.                              13,334           0            *
RICHARD SCHONWALD                                    250,000           0            *
MARY L. SCRANTON                                      11,667           0            *
BEN SIDES                                              3,334           0            *
ROBERT G. SINGER                                      13,334           0            *
JOSEPH SINGER                                         13,334           0            *
LESLIE SINGER                                         11,667           0            *
STEVEN W. SMITH                                       15,000           0            *
RICHARD O. SMITH                                      10,000           0            *
STEVEN W. SMITH SSB AS IRA CUSTODIAN                  30,000           0            *
DANIEL E. SPEALMAN                                    46,667           0            *
BB SECURITIES CO FBO DANIEL E SPEALMAN IRA            29,167           0            *
MICHAEL STEIR                                         28,334           0            *
HOMER N. STEWART                                      10,000           0            *


                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
PRISCILLA STITT                                        2,000           0            *
EDWARD B. STOKES                                      10,000           0            *
MARCUS B. STRINGFELLOW                                40,000           0            *
CLARK D. STULL JR JTWROS                              15,834           0            *
JEAN TURNER                                            3,334           0            *
WILLIAM L. VAN ALEN JR.(12)                           13,334           223,753      *
LOIS M. WAGNER                                         7,500           0            *
ROBERT E. WAGNER                                      27,857           0            *
JOHN WECKERLING                                       26,667           0            *
HENRY W. WESSELLS III                                  1,667           0            *
DELTA WESTERN COMPANY                                150,000           0            *
ARTHUR L. WHEELER                                     33,334           0            *
ARTHUR A. WIENER                                       2,017           0            *
J. EDWARD WILLARD                                     26,667           0            *
WILLIAM W. SELLERS REV TRUST(15)                      26,667           966,577      *
MARGARET S. WILLIAMS                                  34,334           0            *
R. H. WILLIAMS DDS PROF. SHARING PLAN                 50,000           0            *
DONALD J. ZELENKA                                     90,000           0            *
RUTH ZWEIGBAUM                                         7,084           0            *
                                                   ---------

                         TOTAL                     7,395,439
                                                   =========

------------------
* Less than one percent (1%)

(1)   Alex Consulting, Inc. is a financial consultant to the Company.
(2)   Mr. Beyer is a public relations consultant to the Company.
(3)   Ms. Given is a public relations consultant to the Company.
(4)   Ms. Griesel was a public relations consultant to the Company.
(5)   Ms. Hepburn is Director of Public relations for the Company.
(6)   Mr. Herbert is President of the Company.
(7)   Integrated Capital Corporation is a consultant to the Company.
(8)   I.W. Miller Group is a public relations consultant to the Company.
(9)   Mr. Jensen is Chairman and Chief Executive Officer of the Company.
(10)  Kaufmann & Associates is a business consultant of the Company.
(11) Mr. Lurio is a Director of the Company and his law firm, Lurio & Associates, P.C., is general counsel to the Company.
(12) Mr. Van Alen is a Director of the Company and is the owner of Cornerstone Public Relations Group.
(13)  Mr. McCarty is a consultant to the Company.
(14)  Mr. McGarrah is a consultant to the Company.
(15)  Mr. Sellers is a Director of the Company.

         The table entitled "2001-C Restricted Common Stock" appearing in the Selling Shareholders section of the Prospectus is hereby deleted and replaced in its entirety by the following new table. The table reflects transfers of the shares occurring after the date of the Prospectus.

                         2001-C RESTRICTED COMMON STOCK

                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
Alex Consulting, Inc.(1)                             450,000           1,736,000     1.56
Jackson L. Anderson                                   12,000           0             *
Charles W. Apple                                      20,000           0             *
Reba A. Beeson                                        10,000           0             *
Marion D. & Teddie E. Belin                           40,000           0             *
Gunter J. Beyer(2)                                    10,000           67,501        *
Kathlyne K. Birdsall                                   5,000           0             *
Richard & Mary Birtz                                  12,000           0             *
Joseph J. Bolitsky                                    60,000           0             *
Edwin R. Boynton(3)                                   50,000           305,500       *
Neal Bozentka                                         40,000           0             *
William P. Burks MD                                    5,000           0             *
August B. Castle, Jr.                                 62,716           0             *
Gary Cella                                            15,000           0             *
Robert J. Clarke                                      20,000           0             *
Johanna Craven                                         6,000           0             *
Helena Crecraft                                       10,000           0             *
Clifton B. Currin                                      6,000           0             *
Benjamin H. Deacon                                    10,000           0             *
Donald M. & Dianne M. Denlinger                       36,000           0             *
Diligent Finance Co., Ltd.                           200,000           0             *
Louis E. & Rose M. DiRenzo                            10,000           0             *
James W. Effron                                       14,000           0             *
Solomon Ellner                                        90,000           0             *
Anthony J. Fanelli                                     4,000           0             *
Fieldman, Hay & Ullman(4)                             50,000           535,000       *
Fin Map Corporation(5)                               150,000           80,000        *
John S. Foster MD                                     60,000           0             *
Robert R. Frey                                         9,900           0             *
Ellen Gimbel                                           6,000           0             *
Harold N. Gray                                        10,000           0             *
James P. & Joyce M. Greaves                           20,000           0             *
Kenneth R. Harris                                      4,800           0             *
Andrew B. Hebenstreit                                 10,000           0             *
Andrew B. Hebenstreit                                 50,000           0             *
Cynthia Lockhart Heberton                              2,000           0             *
Maureen E. Hendron                                    20,000           0             *
Adele H. Hepburn(6)                                  102,000           2,190,200     1.97
Stephen P. Herbert(7)                                285,250           706,134       *
Elwood E. Herbert                                     10,000           0             *
Elizabeth J. Holmes                                    5,000           0             *
Robert B. & Mary Lou Jacoby                           12,000           0             *
Joan S. Jay                                           20,000           0             *
George R. Jensen, Jr.(8)                             176,750           1,064,916     *
Donald R. & Joan F. Jones                              2,000           0             *
Thomas A. Katchur                                     20,000           0             *
Kaufmann & Associates(9)                              20,000           170,000       *
Harriette D. Klann                                    10,000           0             *
Haven Brock Kolls(10)                                100,000           732,184       *
Lois A. Landis                                         4,000           0             *
Michael Lawlor(11)                                    65,000           407,884       *
Cecil Ledesma(12)                                     40,000           69,500        *



                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
Shelley & James Leroux                                12,000           0            *
Leland P. Maxwell(13)                                 65,000           305,384      *
Lily L. McCartney                                      8,000           0            *
Thomas E. McCarty (14)                                50,000           222,502      *
Robert G. McGarrah(15)                               100,000           206,000      *
Ashlee Migliaccio                                     20,000           0            *
Harley & Brook Miller                                  5,000           0            *
Mull & Paige Associates LLC                           10,000           0            *
Mull & Paige Associates LLC                           90,000           0            *
Elizabeth L. Nelson                                   20,000           0            *
Susan Odell                                           40,000           0            *
Robert G. Padrick                                     20,000           0            *
Robert G. Padrick P/S/P & Trust                       20,000           0            *
Eric Pagh                                             20,000           0            *
Richard G. & Laura J. Parker                           8,000           0            *
Roy T. Pirhala                                         6,634           0            *
Roger Radpour                                         26,500           0            *
John S. Rupp                                           2,000           0            *
Richard S. Schonwald                                  60,000           0            *
Shamrock Holding LTD(16)                             100,000           0            *
Raymond K. Shotwell                                    2,000           0            *
George H. Sorrell                                      2,000           0            *
Daniel E. Spealman                                    18,000           0            *
Robert S. Spears                                     100,000           0            *
Michael K. Stern                                      20,000           0            *
Homer N. & Natalie W. Stewart                          6,000           0            *
Priscilla Stitt                                        2,000           0            *
Strategic Investment Management SA                   200,000           0            *
Clark D.& Carolyn S. Stull                             4,800           0            *
Technology Partners (Hldgs) LLC(17)                  120,000           80,000       *
Andrew A. & Mary L. Thompson                           2,000           0            *
Alfred Hunter & Susan Mary Thompson                    3,000           0            *
Daniel G. Thompson                                     4,000           0            *
Samuel Reeves Thompson                                 4,000           0            *
Rosalie H. Thompson                                   20,000           0            *
Treetop Investments(18)                              100,000           0            *
James L. Van Alen                                      6,000           0            *
Virtual Concepts(19)                                 175,000           170,000      *
William W. Sellers Rev. Trust(20)                    100,000           893,244      *
Margaret S. Williams                                  18,000           0            *
R.H. Williams DDS Prof. Sharing Pln                   24,000           0            *
Deborah Witte                                        110,000           0            *
Mike Wusinich                                         20,000           0            *
Ruth Zweigbaum                                         6,000           0            *
                                                   ---------

                       TOTAL SHARES                4,212,350
                                                   =========

-----------------
*Less than one percent(1%)

(1)    Alex Consulting, Inc. is a financial consultant to the Company.
(2)    Mr. Beyer is a public relations consultant to the Company.
(3)    Mr. Boynton is a Director of the Company.
(4)    Fieldman, Hay and Ullman, LP represented the Company in prior litigation.
(5)    FinMap Corporation is a public relations consultant to the Company.
(6)    Ms. Hepburn is Director of Public Relations of the Company.
(7)    Mr. Herbert is President of the Company.
(8)    Mr. Jensen is Chairman and Chief Executive Officer of the Company.
(9)    Kaufmann & Associates is a consultant to the Company.
(10)   Mr. Kolls is Senior Vice President of the Company.
(11)   Mr. Lawlor is an employee of the Company.
(12)   Mr. Ledesma is an employee of the Company.
(13)   Mr. Maxwell is Chief Financial Officer of the Company.
(14)   Mr. McCarty is a consultant to the Company.
(15)   Mr. McGarrah is a consultant to the Company.
(16)   Shamrock Holding LTD is a public relations consultant to the Company.
(17)   Technology Partners is the Company's investment banker.
(18)   Treetop Investments is a consultant to the Company.
(19)   Virtual Concepts is a consultant to the Company.
(20)   Mr. Sellers is a Director of the Company.

         The table entitled "2001-C Common Stock Purchase Warrants" appearing in the Selling Shareholders section of the Prospectus is hereby deleted and replaced in its entirety by the following new table. The table reflects transfers of the warrants or the shares underlying these warrants subsequent to the date of the Prospectus as well as the cancellation of unexercised warrants.

                      2001-C COMMON STOCK PURCHASE WARRANTS

                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
ALEX CONSULTING, INC.(1)                             704,000           1,482,000    1.33
AMERICAN INTERNATIONAL                                 6,000           0            *
JACKSON L. ANDERSON                                    6,000           0            *
CHARLES W. APPLE                                      10,000           0            *
REBA A. BEESON                                        10,000           0            *
MARION DOUGLAS & TEDDIE EARLINE BELIN                 40,000           0            *
GUNTER J. BEYER(2)                                    10,000           67,501       *
KATHLYNE BIRDSALL                                      2,500           0            *
RICHARD & MARY BIRTZ                                  12,000           0            *
JOSEPH J. BOLITSKY                                    60,000           0            *
EDWIN R. BOYNTON(3)                                   25,000           330,500      *
NEAL BOZENTKA                                         40,000           0            *
WILLIAM P. BURKS, MD                                   2,500           0            *
AUGUST B. CASTLE, JR.                                 31,358           0            *
GARY CELLA                                            13,800           0            *
ROBERT J. CLARKE                                      10,000           0            *
JOHANNA CRAVEN                                         3,000           0            *
HELENA CRECRAFT                                       10,000           0            *
CLIFTON B. CURRIN                                      3,000           0            *
BENJAMIN H. DEACON                                    10,000           0            *
DONALD M. & DIANNE M. DENLINGER                       12,000           0            *
DILIGENT FINANCE CO., LTD.                           200,000           0            *
LOUIS E. & ROSE M. DIRENZO                             5,000           0            *
JAMES W. EFFRON                                       14,000           0            *
HOWARD EFFRON                                         40,000           0            *
SOLOMON ELLNER                                        30,000           0            *
ANTHONY J. FANELLI                                     2,000           0            *
FIELDMAN, HAY & ULLMAN(4)                            100,000           485,000      *
FINMAP CORPORATION(5)                                 80,000           150,000      *
JOHN S. FOSTER MD                                     30,000           0            *
ROBERT R. FREY                                         4,950           0            *
ELLEN GIMBEL                                           6,000           0            *
HAROLD N. GRAY                                         4,000           0            *
JAMES P. & JOYCE M. GREAVES                           10,000           0            *
KENNETH R. HARRIS                                      4,800           0            *
ANDREW B. HEBENSTREIT                                 30,000           0            *
CYNTHIA LOCKHART HEBERTON                              2,000           0            *
MAUREEN E. HENDRON                                    15,000           0            *
ADELE H. HEPBURN(6)                                   51,000           2,241,200    2.02
STEPHEN P. HERBERT(7)                                176,250           815,134      *
ELWOOD E. HERBERT                                     10,000           0            *
ELIZABETH J. HOLMES                                    5,000           0            *
INTEGRATED CAPITAL(8)                                150,000           100,000      *
ROBERT B. & MARY LOU JACOBY                            6,000           0            *
JOAN S. JAY                                           20,000           0            *
GEORGE R. JENSEN, JR.(9)                             183,750           1,057,916    *
DONALD R. & JOAN F. JONES                             12,000           0            *
RICK JOSHI                                            10,000           0            *
FRED KARAGOSIAN                                        6,000           0            *
THOMAS A. KATCHUR                                     10,000           0            *
HARRIETTE D. KLANN                                     5,000           0            *
HAVEN BROCK KOLLS(10)                                100,000           732,184      *
LOIS A. LANDIS                                         2,000           0            *
MICHAEL LAWLOR(11)                                    65,000           407,884      *
CECIL LEDESMA(12)                                     40,000           40,000       *
HELLEY & JAMES LEROUX                                 12,000           0            *
LELAND P. MAXWELL(13)                                 65,000           305,384      *
LILY L. MCCARTNEY                                      4,000           0            *
THOMAS E. MCCARTY (14)                                50,000           222,502      *


                                                                     Beneficial Ownership
                                                                        after Offering
                                                 Common Stock        --------------------
Selling Shareholder                             Offered Hereby        Number      Percent
-------------------                             --------------       --------    ---------
ASHLEE MIGLIACCIO                                     10,000           0            *
MICHAEL W. MILES                                      20,000           0            *
HARLEY & BROOK MILLER                                  2,500           0            *
MULL & PAIGE ASSOCIATES LLC                          100,000           0            *
ELIZABETH L. NELSON                                   10,000           0            *
NEWS USA INC.                                        300,000           0            *
SUSAN ODELL                                           20,000           0            *
ROBERT G. PADRICK                                     20,000           0            *
ROBERT G. PADRICK P/S/P & TRUST                      100,000           0            *
ERIC PAGH                                             10,000           0            *
RICHARD G. & LAURA J. PARKER                          24,000           0            *
ROY T. PIRHALA                                         3,317           0            *
JOHN S. RUPP                                           1,000           0            *
RICHARD S. SCHONWALD                                  60,000           0            *
RAYMOND K. SHOTWELL                                    1,000           0            *
GEORGE H. SORRELL                                      2,000           0            *
DANIEL E. SPEALMAN                                     9,000           0            *
MICHAEL K. STERN                                      20,000           0            *
HOMER N. & NATALIE W. STEWART                          3,000           0            *
PRISCILLA STITT                                        1,000           0            *
STRATEGIC INVESTMENT MANAGEMENT SA                   200,000           0            *
TECHNOLOGY PARTNERS (HOLDINGS) LLC(15)                80,000           120,000      *
ANDREW ANDERSON & MARY LYNN THOMPSON                   1,000           0            *
ALFRED HUNTER & SUSAN MARY THOMPSON                    1,500           0            *
DANIEL G. THOMPSON                                     4,000           0            *
SAMUEL REEVES THOMPSON                                 4,000           0            *
ROSALIE H. THOMPSON                                   20,000           0            *
JAMES L. VAN ALEN                                      6,000           0            *
WILLIAM W. SELLERS REV. TRUST(16)                     50,000           943,244      *
MARGARET S. WILLIAMS                                   9,000           0            *
ROBERT H. WILLIAMS DDS PROF. SHARING PLAN             12,000           0            *
DEBORAH WITTE                                         90,000           0            *
RUTH ZWEIGBAUM                                         3,000           0            *
                                                   ---------

                           TOTAL SHARES            3,779,225
                                                   =========

-----------------
*Less than one percent(1%)

(1)   Alex Consulting, Inc. is a financial consultant to the Company.
(2)   Mr. Beyer is a public relations consultant to the Company.
(3)   Mr. Boynton is a Director of the Company.
(4)   Fieldman, Hay and Ullman, LLP represented the Company in prior litigation.
(5)   Finmap Corporation is a public relations consultant to the Company.
(6)   Ms. Hepburn is Director of Public Relations of the Company.
(7)   Mr. Herbert is President of the Company.
(8)   Integrated Capital is a consultant to the Company.
(9)   Mr. Jensen is Chairman and Chief Executive Officer of the Company.
(10)  Mr. Kolls is Senior Vice President of the Company.
(11)  Mr. Lawlor is an employee of the Company.
(12)  Mr. Ledesma is an employee of the Company.
(13)  Mr. Maxwell is Chief Financial Officer of the Company.
(14)  Mr. McCarty is a consultant to the Company.
(15)  Technology Partners is the Company's investment banker.
(16)  Mr. Sellers is a Director of the Company

         The second and third paragraphs of the Plan of Distribution section of the Prospectus is deleted and shall be replaced with the following new paragraphs:

         The selling shareholders and any of their pledgees, assignees and successors-in-interest may from time to time effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and profit on the resale of the shares purchased by them may be deemed to be underwriting discounts under the Act.

         The selling shareholders also may resell all or a portion of the common shares in reliance upon Rule 144 under the Act rather than pursuant to this Prospectus, provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the common stock covered by this prospectus. In some circumstances, we have agreed to indemnify the selling shareholders against certain losses and liabilities, including liabilities under the Act.


The date of this Prospectus Supplement No. 1 is June 13, 2002.